SCHEDULE 14A
                                 (Rule 14a-101)

                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to  Rule 14a-12

                              DCB Financial Corp.
................................................................................
                (Name of Registrant as Specified In Its Charter)

                                S. Robert Davis
................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the
          filing  fee  is   calculated   and  state  how  it  was   determined):
          .....................................................................
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[ ] Fee paid previously with preliminary materials.

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FOR IMMEDIATE RELEASE

For Further Information Contact:
S. Robert Davis (614) 889-1143


          Investor Expresses Disappointment over DCB Financial Corp.'s
                       Mistreatment of Fellow Shareholder

Wednesday, January 8, 2003

DUBLIN, Ohio, Wednesday, January 8, 2003 /PRNewswire/ -- S. Robert Davis issued the following statement regarding DCB Financial Corp.'s (OTC Bulletin Board:
DCBF - News) attempt to block a shareholder sponsored proposal:

"It is truly unfortunate that the board of directors of DCB has shown such a blatant disregard for shareholder rights in attempting to deny shareholders the basic right to vote on a shareholder sponsored proposal submitted to the company. Mr. Wallace Edwards, a long-term shareholder of the bank, submitted a proposal back in October of 2002 for inclusion in the Company's 2003 proxy materials. In response to this, DCB Financial has spent what must be thousands of dollars or more to have its law firm submit a lengthy commentary to the Securities and Exchange Commission seeking to exclude the proposal. This is an aggressive, heavy-handed attempt to insulate the board and management from
accountability   while  at  the  same  time   disenfranchising   the   company's
shareholders.  It is truly  disappointing that while so many companies have made
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great strides in increasing corporate governance responsibilities, DCB Financial continues to ignore shareholders' rights and goes to such great lengths to try to silence unhappy shareholders. The proposal offered by Mr. Edwards is substantially similar to a proposal included by another other financial institution recently in its proxy materials."

As reported earlier, Mr. Davis intends to seek representation on the Board of Directors of DCB Financial Corp., having nominated a slate of three Director candidates for election at the 2003 Annual Shareholders' Meeting.


Source: S. Robert Davis



                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in any solicitation that S. Robert Davis may make in the future with respect to the shares of DCB Financial Corp. (the
"Company"): S. Robert Davis, who beneficially owns 204,300 shares of the Company's common stock; Harley J. Scott, who beneficially owns 4372 shares of the Company's common stock, and who disclaims beneficial ownership of 3630 shares held by his mother solely in her name; Randall J. Asmo, who beneficially owns 5 shares of the Company's common stock.

                     RECOMMENDATION TO READ PROXY STATEMENT

If S. Robert Davis engages in any solicitation with respect to the shares of DCB Financial Corp. a proxy statement will be prepared and disseminated to shareholders with respect to such solicitation. Shareholders should read this proxy statement if and when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the proxy statement, related materials and other documents filed with the Securities and Exchange Commission without charge, when such documents become available, at the Commission's web site at http://www.sec.gov. Shareholders will also be able to obtain copies of such proxy statement and related materials without charge, when available, by written request from S. Robert Davis at the following address:
5695 Avery Road, Dublin, Ohio 43016.

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